Exhibit 1.1

DISTRIBUTION AGREEMENT

May 6, 2022

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179	BofA Securities, Inc. One Bryant Park New York, New York 10036

Deutsche Bank Securities Inc. 1 Columbus Circle New York, New York 10019	Evercore Group L.L.C. 55 East 52nd Street, 36th Floor New York, New York 10055

As Agents

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179	BofA Securities, Inc. One Bryant Park New York, New York 10036

Deutsche Bank Securities Inc. 1 Columbus Circle New York, New York 10019

As Forward Sellers

JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179	Bank of America, N.A. One Bryant Park, 8th Floor New York, New York 10036

Deutsche Bank AG, London Branch c/o Deutsche Bank Securities Inc. 1 Columbus Circle New York, New York 10019

As Forward Purchasers

Ladies and Gentlemen:

Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), confirms its agreement with each of J.P. Morgan Securities LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Evercore Group L.L.C., as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (each, an “Agent,” and together, the “Agents”), and each (except in the case of Evercore Group L.L.C.) in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder (in such capacity, each, a “Forward Seller,” and together, the “Forward Sellers”), and JPMorgan Chase Bank, National Association, Bank of America, N.A. and Deutsche Bank AG, London Branch, each as forward purchaser (in such capacity, each, a “Forward Purchaser,” and together, the “Forward Purchasers”), with respect to the issuance and sale from time to time by the Company and/or the offer and sale from time to time by the Forward Sellers, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined below) of up to $200,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below. For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares are offered or sold through any Forward Seller for the applicable Forward Purchaser, then such Forward Seller shall be acting solely as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as Forward Seller, mutatis mutandis; provided that Evercore Group L.L.C. is not acting as Forward Seller.

The Company agrees that whenever the Company determines to enter into one or more forward stock purchase transactions with any of the Forward Purchasers, the Company and any of the applicable Forward Purchasers will (subject to the terms and conditions of this Agreement) enter into a Forward Confirmation (as defined in Section 17(c)), relating to such sale in accordance with Section 1 hereof.

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The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-264756) (the “registration statement”) for the registration of the offer and sale of Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, the Forward Sellers and the Forward Purchasers, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated May 6. 2022 filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents, the Forward Sellers and the Forward Purchasers in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b) hereof. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Company and each Agent, Forward Seller and Forward Purchaser agree as follows:

1. Issuance and Sale.

(a) Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides such Agent with any due diligence materials and information reasonably requested by such Agent necessary for such Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and any Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by the Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) “Gross Sales Price” means the gross sales price of the Shares sold in any Agency Transaction, in a Principal Transaction or as Forward Hedge Shares, as applicable, (ii) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Shares offered and/or issued and sold pursuant to this Agreement (including Shares borrowed by any Forward Purchaser or its affiliate and sold through a Forward Seller in connection with any Forward Confirmation) and any Terms Agreements is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8 hereof, (iii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange (as defined below) other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iv) the “Exchange” means the New York Stock Exchange.

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(b) Subject to the terms and conditions set forth below, the Company appoints the applicable Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. Such Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined in Section 2(a)). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through an Agent, and such Agent shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal (as defined in Section 2(a)) to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 below.

(c) Each Agent, as agent in any Agency Transaction, hereby covenants and agrees, severally and not jointly, not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Agent in writing.

(d) If Shares are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e) If the Company shall default on its obligation to deliver Shares pursuant to the terms of any Agency Transaction or any Terms Agreement, as applicable, the Company shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses of such Agent arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which such Agent would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

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(f) The Company acknowledges and agrees that (i) there can be no assurance that an Agent will be successful in selling the Shares, (ii) no Agent or Forward Purchaser shall incur any liability or obligation to the Company or any other person or entity if (A) such Agent or Forward Purchaser is unable to borrow and deliver for sale Shares, (B) it would be impractical for such Agent or Forward Purchaser to borrow and deliver Shares or such Agent or Forward Purchaser would incur a stock loan fee per annum greater than the amount set forth in the Transaction Proposal for the relevant Forward (as defined in Section 17(b)) to do so or (C) such Agent or Forward Seller does not sell Shares for any reason other than a failure by such Agent or Forward Purchaser affiliated with such Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.

(g) On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the relevant Forward Confirmation, upon a Forward Purchaser’s and Forward Seller’s delivery of a Transaction Acceptance, such Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow a number of Forward Hedge Shares, up to the Forward Hedge Number (as defined in Section 17(e)), sufficient to have an aggregate Gross Sales Price as close as reasonably practicable to the Forward Hedge Amount (as defined in 17(d)) specified in the Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable) and such Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares and otherwise in accordance with the terms of such Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable). Each of the Company, each Forward Seller and each Forward Purchaser acknowledges and agrees that (i) none of the Company nor any Forward Seller or Forward Purchaser shall have any obligation to enter into any Forward, (ii) there can be no assurance that any Forward Purchaser or its affiliates will be successful in borrowing or that any Forward Seller will be successful in selling Forward Hedge Shares, (iii) no Forward Seller will incur any liability or obligation to the Company, any Forward Purchaser, or any other person or entity if it does not sell Forward Hedge Shares borrowed by a Forward Purchaser or its affiliates for any reason other than a failure by such Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 1, and (iv) no Forward Purchaser will incur any liability or obligation to the Company, any Forward Seller, or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under this Section 1. In acting hereunder, each Forward Seller will be acting as an agent for its affiliated Forward Purchaser and not as principal. Each Forward Seller will provide written confirmation by email (or other method mutually agreed to in writing by the parties) to the Company no later than the opening of the Exchange Business Day immediately following each Exchange Business Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day and the prices at which such Shares were sold.

(h) Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for a Forward hereunder in accordance with the terms of the relevant Transaction Proposal shall be subject in all respects to the terms and conditions of the relevant Forward Confirmation.

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(i) On or before each Forward Hedge Settlement Date (as defined in Section 17(j)), the relevant Forward Purchaser will transfer the Forward Hedge Shares being sold by crediting the relevant Forward Seller’s (or its designee’s) account at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by such Forward Purchaser and Forward Seller, which in all cases shall be freely tradable, transferable, registered shares in good, deliverable form. On each Forward Hedge Settlement Date, the relevant Forward Seller will deliver the related Aggregate Forward Hedge Price (as defined in Section 17(a)) to the relevant Forward Purchaser in same day funds to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

2. Transaction Acceptances and Terms Agreements.

(a) The Company may, from time to time during the Term, propose (x) in the case of an Agency Transaction, to an Agent that the Company and such Agent enter into an Agency Transaction or (y) in the case of a Forward, so long as no Acceleration Event (as defined in the Forward Confirmation) shall have occurred, by written notice in the form attached as Exhibit D, to a Forward Seller and its affiliated Forward Purchaser that the Company and such Forward Purchaser enter into a Forward, in each case, with a sale of Shares to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to such Agent or such Forward Seller and Forward Purchaser, as applicable, by telephone or by email from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (or, in the case of a Forward, as set forth in Exhibit D) (each, a “Transaction Proposal”). If such Agent or such Forward Seller and Forward Purchaser, as applicable, agrees to the terms of such proposed Agency Transaction or Forward or if the Company and such Agent or such Forward Seller and Forward Purchaser, as applicable, mutually agree to modified terms for such proposed Agency Transaction or Forward, then such Agent or such Forward Seller and Forward Purchaser, as applicable, shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction or Forward as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction or Forward as agreed by the Company and such Agent or such Forward Seller and Forward Purchaser, as the case may be, whereupon such Agency Transaction or Forward shall become a binding agreement between the Company and such Agent or such Forward Seller and Forward Purchaser, as applicable. In all cases, the governing terms of a Transaction Proposal are those as amended by the corresponding Transaction Acceptance, if applicable, subject to (in the case of a Forward) to the terms of the relevant Forward Confirmation. Each Transaction Proposal in respect of an Agency Transaction shall specify:

(i)	the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)

the maximum number of Shares to be sold by such Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Agent and documented in the relevant Transaction Acceptance;

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(iii)	the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”);

(iv)	if other than up to 2% of the Gross Sales Price, the Agent’s discount or commission; and

(v)	that such Transaction Proposal relates to an Agency Transaction.

Each Transaction Proposal in respect of a Forward shall specify the information set forth in Exhibit D. A Transaction Proposal shall not set forth a Specified Number of Shares or Forward Hedge Number or Forward Hedge Amount that, when added to the aggregate Gross Sales Price of Shares previously offered and to be offered pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in a total Gross Sales Price that exceeds the Maximum Amount nor shall it set forth a Floor Price or sale price for Forward Hedge Shares which is lower than the minimum price (the “Minimum Price”) authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for insuring that the aggregate Gross Sales Price of Shares offered and sold does not exceed the Maximum Amount and the price at which any Shares are instructed to be offered or sold is not lower than the Minimum Price. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) or Forward Hedge Selling Period (as defined in Section 17(i)) is delivered by an Agent or a Forward Seller and related Forward Purchaser, as the case may be, to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s) or Forward Hedge Selling Period, as applicable, except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the applicable Agent or Forward Seller and Forward Purchaser, as the case may be, may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions or a Forward for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein. No Transaction Proposal, for any Agency Transaction or Forward, (i) may be delivered hereunder if any Purchase Date or Forward Hedge Selling Period specified therein would overlap in whole or in part with any Unwind Period under (and as defined in) any Forward Confirmation entered into between the Company and any Forward Purchaser, (ii) may be delivered hereunder if the Purchase Date(s) or Forward Hedge Selling Period specified therein would overlap in whole or in part with any Forward Hedge Selling Period or Purchase Date(s) specified in any other Transaction Proposal delivered hereunder unless the Shares to be sold under all such previously delivered Transaction Proposals have all been sold, and (iii) specifying that it relates to a “Forward” may be delivered if such Transaction Proposal would result in the sum of the number of Shares issued under all Forward Confirmations that have settled, plus the aggregate “Share Cap” (as defined in each Forward Confirmation) under all Forward Confirmations then outstanding that have not settled, plus the proposed “Share Cap” for the Forward Confirmation relating to such Transaction Proposal exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

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(b) The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance in respect of an Agency Transaction shall be set forth in or confirmed by, as the case may be, such Transaction Acceptance. Except as otherwise agreed between the Company and an Agent, such Agent’s commission for any Shares sold through such Agent pursuant to this Agreement in an Agency Transaction shall be a percentage, not to exceed 2%, of the Gross Sales Price of such Shares, which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when such Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company will provide such Agent, at such Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date an officers’ certificate pursuant to Section 5(a)(i) hereof, dated as of the Settlement Date, and such other documents and information as such Agent shall reasonably request, and the Company and such Agent will agree to compensation that is customary for such Agent with respect to such transaction. The Gross Sales Price less such Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein at the “Net Sales Price.”

(c) Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance in respect of an Agency Transaction shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to the applicable Agent’s account, or an account of such Agent’s designee, at DTC through DWAC or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the second Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and such Agent) following the applicable Purchase Date (each, an “Agency Settlement Date”).

(d) If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the Company and an Agent with respect to a Purchase Date, and such Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and such Agent otherwise agree in writing.

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(e) If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties hereto and sales of the Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto.

(f)

(i) If the Company wishes to issue and sell the Shares to an Agent pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or an Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g) Each sale of the Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Agent. The commitment of such Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date and Forward Hedge Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

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(h) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction, Forward or a Principal Transaction) and, by notice to the applicable Agent or Forward Seller and Forward Purchaser given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and no Agent or Forward Seller shall be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) at any time during the period (the “Earnings Release Period”) from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement; provided, however, that this clause (ii) will not apply with respect to an Earnings Release Period if, prior to any such offer or sale of Shares during such Earnings Release Period, the Company (i) prepares and delivers to the applicable Agent and, if any, the applicable Forward Purchaser (with a copy to counsel for the Agents and the Forward Purchasers) a Current Report on Form 8-K that includes substantially the same financial and related information included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent and Forward Purchaser, and, prior to the filing of such Earnings 8-K, obtains the consent of such Agent to such filing (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) provides such Agent and Forward Purchaser with the officers’ certificate, opinion of counsel and accountants’ letter specified in Sections 5(a)(i), (ii) and (iii), respectively, (iii) affords such Agent and Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 6(f) hereof prior to filing such Earnings 8-K and (iv) files such Earnings 8-K with the Commission (it being understood, for the avoidance of doubt, that nothing in this proviso will affect the Company’s obligations in Sections 6(b), 6(c) and 6(d) with respect to the filing of such Quarterly Report or Annual Report referred to in this clause (ii) or any other obligations of the Company under this Agreement).

(i) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall be effected only by or through one Agent or Forward Seller on any Exchange Business Day.

(j) Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and no Agent, as sales agent, or Forward Seller shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the Minimum Price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate Gross or Net Sales Price, as the case may be, authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.

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3. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each Agent, Forward Seller and Forward Purchaser, on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a) hereof), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b) below) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of Shares has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information concerning any Agent, Forward Seller or Forward Purchaser and furnished in writing by or on behalf of any Agent, Forward Seller or Forward Purchaser (as applicable) expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the applicable Agent’s or Forward Seller’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

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(b) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Agents, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Shares consented to by the Agents (including any free writing prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement) is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement and this Agreement and is not an “ineligible issuer” and was as of each such eligibility date and is a “well-known seasoned issuer” (each as defined in Rule 405 under the Act). The Company has paid or, no later than the business day after the date of this Agreement, will pay the registration fee for the offering of the Maximum Amount of Shares pursuant to Rule 457 under the Act.

(c) The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed during the Term and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The accountants who expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related schedules and notes thereto) filed with the Commission and incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, are independent registered public accounting firms within the meaning of the Act, the Exchange Act and the Public Accounting Oversight Board, and any non-audit services provided by such accountants to the Company or any of its subsidiaries have been approved by the Audit Committee of the Company’s board of directors.

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(e) The financial statements included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly the consolidated financial position of the entities to which they relate at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the entities to which they relate for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The financial statement schedules attached to such financial statements present fairly in accordance with Regulation S-X under the Act the information required to be stated therein. The summary financial information included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly the information shown therein on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto, if any, included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly in all material respects the information shown therein at the dates indicated, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus under the Act. All disclosures contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f) Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business and (iii) there has been no change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options issued under, the grant of options and awards under, equity incentive plans described in the Registration Statement and the Prospectus, the offer of Shares pursuant to this Agreement and the repurchase of any shares of Common Stock pursuant to repurchase plans described in the Registration Statement) or short-term debt or long-term debt (except for borrowings and the repayment of borrowings in the ordinary course of business) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice and except for regular dividends on the Company’s 5.75% Series A Cumulative Perpetual Convertible Preferred Stock and 4.75% Series B Cumulative Perpetual Preferred Stock).

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(g) Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except, in the case of the Company’s subsidiaries, where the failure to be so incorporated, formed or validly existing, or where the failure to have such power and authority, would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding capital stock or other ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or as would not have a Material Adverse Effect. None of the outstanding shares of capital stock of any subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21 to the Annual Report and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(h) The Company has an authorized outstanding capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (other than for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or upon exercise of outstanding options or warrants described in the Registration Statement and the Prospectus). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in or contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. The capital stock of the Company and the Company’s charter and by-laws conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

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(i) This Agreement has been duly authorized, executed and delivered by the Company, and any Terms Agreement will have been duly authorized, executed and delivered by the Company.

(j) The Shares and the Forward Settlement Shares (as defined in 17(l)) to be issued and sold by the Company hereunder, under any Forward Confirmation or under any Terms Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided herein or therein, as the case may be, will be duly and validly issued, will be fully paid and non-assessable and will conform in all material respects to the description thereof in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus; and the issuance and sale of the Shares and the Forward Settlement Shares are not and will not be subject to any preemptive or similar rights.

(k) The Company has, or at the time of execution and delivery of any Forward Confirmation or Terms Agreement will have, full right, power and authority to execute and deliver this Agreement, such Forward Confirmation and such Terms Agreement (as applicable) and perform its obligations hereunder or thereunder, including the Company’s issuance, sale and delivery of the Shares or Forward Settlement Shares as provided herein and therein; and all action required to be taken by the Company for the due and proper authorization, execution and delivery by the Company of this Agreement, any Forward Confirmation and any Terms Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Forward Confirmation and any Terms Agreement, such action will have been duly and validly authorized).

(l) This Agreement conforms and each Forward Confirmation and Terms Agreement will conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(m) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act pursuant to this Agreement or any Forward Confirmation, other than those rights that have been disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or those that have been waived.

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(n) None of the Company or any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Agreement, any Forward Confirmation and any Terms Agreement by the Company, and the consummation of the transactions contemplated herein and therein, and related transactions contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (including the offer, issuance and/or sale of the Shares and Forward Settlement Shares and the use of the proceeds from the sale of the Shares and Forward Settlement Shares as described therein under the caption “Use of Proceeds”), and compliance by the Company with its obligations hereunder and thereunder will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except for violations of any such laws, statutes, rules, regulations, judgments, orders, writs or decrees that would not, individually or in the aggregate, result in a Material Adverse Effect); provided, however, that the Company makes no representation in this sentence with respect to any such conflicts, breaches, defaults, Repayment Events, liens, charges and encumbrances under the Credit Agreement (as defined below) as they relate to the execution, delivery or performance of any Forward Confirmation, the consummation of the transactions contemplated therein, or the offer, issuance or sale of any Forward Settlement Shares before such time as the Company has first executed and delivered, pursuant to this Agreement, a Transaction Proposal specifying that it relates to a Forward. As used herein, (i) a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries; and (ii) “Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated March 25, 2020, among Kennedy-Wilson, Inc., as borrower, Kennedy-Wilson Holdings, Inc., the subsidiaries of Kennedy-Wilson Holdings, Inc. from time to time party thereto as guarantors, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and Bank of America, N.A. and JPMorgan Chase Bank, N.A., as letter of credit issuers.

(o) Each Forward Confirmation, and each “Pricing Supplement” thereunder, will constitute a valid and binding agreement of the Company, and assuming due authorization, execution and delivery by the Forward Purchaser, will be enforceable against the Company in accordance with the terms thereof, subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought.

(p) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

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(q) Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no legal or governmental actions, suits, proceedings, inquiries or investigations now pending or, to the knowledge of the Company, threatened (A) against the Company or any of its subsidiaries or (B) which has as the subject thereof any property owned or leased by the Company or any of its subsidiaries, which, in the case of clause (A) or (B) above, would, individually or in the aggregate, result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated in this Agreement or any Forward Confirmation or the performance by the Company of its obligations hereunder or thereunder.

(r) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(s) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the execution, delivery and performance of the Agreement, any Forward Confirmation or any Terms Agreement by the Company, in connection with the offering, issuance and/or sale of the Shares hereunder and the Forward Settlement Shares under any such Forward Confirmation or the consummation of the transactions contemplated hereby or thereby, and related transactions contemplated by the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except such as have been already obtained or as may be required under the Act, securities laws of any state or other jurisdiction (other than federal securities laws) or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(t) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to own, lease and operate its properties and to conduct their respective businesses, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(u) (i) The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned by them in the financial statements referred to in Section 3(e) hereof (or elsewhere in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as (A) are described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or (B) do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

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(v) The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(w) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (A) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (B) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (C) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (D) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (E) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (F) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release (as defined below) or threatened Release of any Material of Environmental Concern (as defined below), that could reasonably be expected to result in a violation of or liability under any Environmental Law (as defined below) on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

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For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (A) the Release or threatened Release of Materials of Environmental Concern; and (B) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(x) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.

(y) Except as would not reasonably be expected to result in a Material Adverse Effect, (A) the Company, its subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company or its subsidiaries are in compliance with the applicable provisions of ERISA and, to the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) to which the Company, its subsidiaries or any of their ERISA Affiliates (as defined below) contributes is in compliance with ERISA; (B) no “reportable event” (as defined under Section 4043(c) of ERISA, other than an event for which the 30-day notice requirement is waived) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” subject to Title IV of ERISA that is established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates; (C) no “single employer plan” (as defined in Section 4001(a)(15) of ERISA) established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(18) of ERISA); (D) none of the Company, its subsidiaries and any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971 or 4980B of the Code (as defined below); (E) neither the Company nor its subsidiaries has incurred or reasonably expects to incur any liability under Section 4975 of the Code; and (F) each “employee benefit plan” established or maintained by the Company or its subsidiaries that is intended to be qualified under Section 401 of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member.

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(z) The Company and its subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act of 2002, including the rules and regulations of the Commission promulgated thereunder, and is sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company has established and maintains disclosure controls and procedures (as defined under Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the board of directors of the Company have been advised of: (A) any identified significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (B) any identified fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(aa) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

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(bb) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) the Company and its subsidiaries have filed all necessary federal, state, local and foreign tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, and (B) the Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 3(e) hereof in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(cc) The Company and each of its subsidiaries is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real property (other than immaterial owned or leased real property) owned or leased by the Company and its subsidiaries against damage, destruction, acts of vandalism, flood and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any subsidiary has been denied any insurance coverage that it has sought or for which it has applied.

(dd) The Company is not required, and, after giving effect to (i) the offering and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and (ii) the transactions contemplated by each Forward Confirmation (including the application of the proceeds, if any, upon settlement thereof), will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(ee) Neither the Company nor any affiliate of the Company has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(ff) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) there is (i) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries and (iii) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place and (B) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

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(gg) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any government official, including any officer or employee of a foreign government or government-controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or official thereof, or candidate for political office (each, a “Government Official”), or to any other person while knowing that all or some portion of the money or value will be offered, given or promised to a Government Official for the purposes of obtaining or retaining business or securing any other improper advantage, in each case in violation of the FCPA or any other applicable anti-corruption laws; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with all applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ii) None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) that is (and, to the knowledge of the Company, none of the foregoing persons or entities is owned or controlled by a Person that is) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares or the proceeds, if any received upon settlement of any Forward Confirmation, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) for the purpose of financing any activities of or business with any Person, or in any country or territory that, at the time of such financing, is the subject of Sanctions or (ii) in any other manner that will, to the Company’s knowledge, result in a violation by any Person (including any Person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

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(jj) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act to be disclosed in a registration statement on Form S-3 which is not so disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. Except as otherwise disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(kk) Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (A) the Company has no material lending or other relationship with any bank or lending affiliate of any Agent and (B) the Company does not intend to use any of the proceeds from the sale of the Shares or received under any Forward Confirmation to repay any outstanding debt owed to any affiliate of any Agent, Forward Seller or Forward Purchaser.

(ll) Any statistical and market-related data included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects on the basis stated therein and represent their good faith estimates that are made on the basis of data derived from such sources.

(mm) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

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(nn) Except as disclosed in the Registration Statement and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(oo) Prior to the Company’s delivery of the first Transaction Proposal hereunder, all of the Shares that may be sold under this Agreement and any Terms Agreement, and all Forward Settlement Shares that may be sold under a Forward Confirmation, will have been approved for listing, subject only to official notice of issuance, on the Exchange.

(pp) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

(qq) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement or any Forward Confirmation or Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Agents, Forward Sellers or Forward Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Common Stock hereunder or any Forward Confirmation.

(rr) Any certificate signed by any officer of the Company and delivered to the Agents, Forward Sellers or Forward Purchasers or to counsel for the Agents, Forward Sellers or Forward Purchasers in connection with the transactions contemplated hereby shall be deemed to be a representation and warranty by the Company to each Agent, Forward Seller and Forward Purchaser as to the matters set forth therein.

4. Certain Covenants of the Company. The Company hereby agrees with each Agent, Forward Seller and Forward Purchaser:

(a) For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to each Agent, Forward Seller and Forward Purchaser a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which an Agent, Forward Seller or Forward Purchaser reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

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(b) To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agents, Forward Sellers and Forward Purchasers via e-mail in “.pdf” format on such filing date to an e-mail account designated by each Agent, Forward Seller and Forward Purchaser and, at an Agent’s, Forward Seller’s or Forward Purchaser’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c) To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agents, Forward Sellers and Forward Purchasers, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d) In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e) To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as any Agent, Forward Seller or Forward Purchaser may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares).

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(f) To make available to the Agents, Forward Sellers and Forward Purchasers at their respective offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agents, Forward Sellers and Forward Purchasers as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as any Agent, Forward Seller or Forward Purchaser may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and, during the Term, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g) To furnish or make available to the Agents, Forward Sellers and Forward Purchasers during the Term such information as any Agent, Forward Seller or Forward Purchaser may reasonably request regarding the Company or its subsidiaries; provided, however, that the Company shall have no obligation to provide the Agents, Forward Sellers or Forward Purchasers with any document filed on EDGAR or included on the Company’s Internet website.

(h) If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents, Forward Sellers or Forward Purchasers or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agents, Forward Sellers and Forward Purchasers to cease the solicitation of offers to purchase the Shares in the Agents’ capacity and the Forward Sellers’ capacity as such, and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

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(i) To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j) To apply the net proceeds from the sale of the Shares and the net proceeds (if any) from the sale of any Forward Settlement Shares in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(k) Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(l) Except as otherwise agreed among the Company, the Agents, the Forward Sellers and the Forward Purchasers, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and Forward Sellers and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents, Forward Sellers or Forward Purchasers may reasonably designate as aforesaid (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents in connection therewith, which legal fees and disbursements will in no event exceed $7,500) and the printing and furnishing of copies of any blue sky surveys to the Agents, Forward Sellers and Forward Purchasers, (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares by FINRA (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents, Forward Sellers and Forward Purchasers in connection therewith, which legal fees and disbursements will in no event exceed $7,500), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, and (vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement. If Shares having an aggregate offering price of at least $25,000,000 have not been offered and sold under this Agreement (including sales by Forward Sellers in connection with all Forward Confirmations) and all Terms Agreements by the Agents by the third anniversary of this Agreement (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agents, Forward Sellers and Forward Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents, Forward Sellers and Forward Purchasers, incurred by them in connection with the offering contemplated by this Agreement (including, if applicable, in connection with all Forward Confirmations) and Terms Agreements, if any, including, without limitation, the preparation and negotiation of this Agreement, the original closing with respect to this Agreement and the periodic delivery of documents hereunder; provided, however, that such expenses, fees and disbursements will in no event exceed $100,000.

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(m) With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, the Company will not offer shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(n) During the pendency of any Agency Transactions, Principal Transactions or Transaction Proposals relating to a “Forward” (including any such transactions with respect to which any Shares have been sold but have not yet settled), the Company will not, without (A) giving the Agents, Forward Sellers and Forward Purchasers at least one Exchange Business Day’s prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents, Forward Sellers and Forward Purchasers suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Agents, Forward Sellers or Forward Purchasers in light of the proposed sale, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock or other equity securities of the Company, or submit to, or file with, the Commission any registration statement under the Act with respect to any of the foregoing (other than (x) a registration statement on Form S-8 or post-effective amendment to the Registration Statement; (y) a “universal” shelf registration statement under the Act that does not, at the time of its filing or effectiveness under the Act, contemplate an immediate offering of securities, of any amendment to any such shelf registration statement; or (z) any registration statement filed pursuant to Section 4(r)), or publicly announce the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or other equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement or any Terms Agreement, or any Forward Settlement Shares sold or delivered pursuant to any Forward Confirmation; (B) securities issued pursuant to any of the Company’s dividend reinvestment plans or equity incentive plans (including, without limitation, any employee stock purchase plans) described in the Registration Statement and the Prospectus or upon the exercise of options granted thereunder or upon the exercise, conversion or exchange of any warrant or other right to acquire shares of Common Stock or any debt or other instrument that is convertible into or exchangeable for Common Stock, which warrant, right or instrument is disclosed in the Registration Statement and the Prospectus as of the applicable Time of Sale (in the case of an Agency Transaction or Forward) or the applicable time of sale (in the case of a Principal Transaction), as applicable; or (C) the filing of any “resale” registration statement (or any amendments or supplements thereto) in connection with existing contractual commitments of the Company. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

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(o) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(p) The Company will use commercially reasonable efforts to cause the Shares to be listed on the Exchange.

(q) The Company consents to each Agent, Forward Seller and Forward Purchaser and their respective affiliates trading in the Common Stock for each of their own account and for the account of their clients at the same time as sales and deliveries of the Shares or Forward Settlement Shares occur pursuant to this Agreement, any Terms Agreement or any Forward Confirmation, as the case may be.

(r) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate Gross Sales Price of Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents, Forward Sellers and Forward Purchasers. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents, Forward Sellers and Forward Purchasers, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

5. Execution of Agreement. Each Agent’s, Forward Seller’s and Forward Purchaser’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a) the Company shall have delivered to the Agents, Forward Sellers and Forward Purchasers:

(i)

an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer or other senior financial officer) certifying as to the matters set forth in Exhibit B hereto;

(ii)

one or more opinions and, if not covered in such opinion(s), a negative assurance letter of Latham & Watkins LLP, counsel for the Company, addressed to the Agents, Forward Sellers and Forward Purchasers and dated the date of this Agreement, in the form reasonably satisfactory to the Agents, Forward Sellers and Forward Purchasers;

(iii)

a “comfort” letter from KPMG LLP, addressed to the Agents, Forward Sellers and Forward Purchasers and dated the date of this Agreement, addressing such matters as the Agents, Forward Sellers and Forward Purchasers may reasonably request;

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(iv)

a certificate signed by the Company’s Chief Financial Officer (a “CFO’s Certificate”), certifying as to certain financial, numerical and statistical data not covered by the “comfort” letter referred to in Section 5(a)(iii) hereof, in the form reasonably satisfactory to the Agents, Forward Sellers and Forward Purchasers; provided that the Company shall deliver a CFO’s Certificate only if requested by the Agents, Forward Sellers or Forward Purchasers;

(v)

evidence reasonably satisfactory to the Agents, Forward Sellers and Forward Purchasers and their counsel that the Company has applied to list the Shares and any Forward Settlement Shares on the Exchange, subject only to notice of issuance on or before the date hereof;

(vi)

resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and related Forward Confirmations and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance and sale of the Shares and the Forward Settlement Shares; and

(vii)	such other documents as the Agents, Forward Sellers or Forward Purchasers shall reasonably request; and

(b) The Agents, Forward Sellers and Forward Purchasers shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Davis Polk & Wardwell LLP, counsel to the Agents, Forward Sellers and Forward Purchasers, addressed to the Agents, Forward Sellers and Forward Purchasers and dated the date of this Agreement, addressing such matters as the Agents, Forward Sellers or Forward Purchasers may reasonably request.

6. Additional Covenants of the Company. The Company further covenants and agrees with each Agent, Forward Seller and Forward Purchaser as follows:

(a) Each Transaction Proposal made by the Company that is accepted by an Agent or a Forward Seller and its affiliated Forward Purchaser by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agents, Forward Sellers and Forward Purchasers pursuant hereto are true and correct at the related Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

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(b) Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), other than by means of a supplement to the Prospectus filed solely pursuant to Section 6(g) or a supplement to the Prospectus relating solely to an offering of securities other than pursuant to this Agreement, any Terms Agreement or any Forward, (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) an Agent, Forward Seller or Forward Purchaser shall reasonably request (each date referred to clauses (i), (ii) and (iii) above, subject to last sentence of this Section 6(b), a “Bring-Down Delivery Date”), the Company shall, unless the Agents, Forward Sellers and Forward Purchasers agree otherwise, furnish or cause to be furnished to the Agents, Forward Sellers and Forward Purchasers certificates, dated as of such Bring-Down Delivery Date and delivered within one Exchange Business Day after such Bring-Down Delivery Date or, in the case such Bring-Down Delivery Date results from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificates referred to in Sections 5(a)(i) and 5(a)(iv) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates and, in the case of the CFO’s certificate, covering such other financial, numerical and statistical data that is not covered by the accountants’ “comfort” letter dated as of such Bring Down Delivery Date as an Agent, Forward Seller or Forward Purchaser may reasonably request, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Sections 5(a)(i) and, unless an Agent, Forward Seller or Forward Purchaser shall have requested that the CFO’s Certificate cover different or additional data as aforesaid, 5(a)(iv) hereof furnished to Agents, Forward Sellers and Forward Purchasers are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) an Agent, Forward Seller or Forward Purchaser has reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date. Notwithstanding anything herein to the contrary, if, on any Bring-Down Delivery Date (other than a Bring-Down Delivery Date pursuant to clause (ii) of the definition thereof), there is no pending Agency Transaction, Principal Transaction or Forward Hedge Selling Period, then the Company may, at its election, suspend the requirement to deliver any certificates, letters opinions or other documents pursuant to this Section 6(b), Section 6(c) and Section 6(d) in respect of such Bring-Down Delivery Date, provided that the Company may not thereafter make any Transaction Proposal, and no Agent or Forward Seller shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares pursuant hereto unless the Company first delivers such certificates, letters opinions or other documents on and as of a date (which date will be deemed to be a Bring-Down Delivery Date) that is after the last Bring-Down Delivery Date on which the Company elected to so suspend such delivery and before the time the Company delivers such Transaction Proposal.

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(c) Subject to the last sentence of Section 6(b), on each Bring-Down Delivery Date, the Company shall, unless the Agents, Forward Sellers and Forward Purchasers agree otherwise, cause to be furnished to the Agents, Forward Sellers and Forward Purchasers (A) the one or more written opinions and, if not included in such opinion(s), negative assurance letter of Latham & Watkins LLP, counsel to the Company, each dated as of such Bring-Down Delivery Date and delivered within one Exchange Business Day after such Bring-Down Delivery Date or, in the case such Bring-Down Delivery Date results from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Section 5(a)(ii) but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, each such counsel shall furnish the Agents, Forward Sellers and Forward Purchasers with a letter substantially to the effect that the Agents, Forward Sellers and Forward Purchasers may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii) furnished to the Agents, Forward Sellers and Forward Purchasers, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d) Subject to the last sentence of Section 6(b), on each Bring-Down Delivery Date, the Company shall, unless the Agents, Forward Sellers and Forward Purchasers agree otherwise, cause KPMG LLP to furnish to the Agents, Forward Sellers and Forward Purchasers a “comfort” letter, dated as of such Bring-Down Delivery Date and delivered within one Exchange Business Day after such Bring-Down Delivery Date or, in the case such Bring-Down Delivery Date results from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by an Agent, Forward Seller or Forward Purchaser, cause a firm of independent public accountants to furnish to the Agents, Forward Sellers and Forward Purchasers a “comfort” letter, dated as of such Bring-Down Delivery Date and delivered within one Exchange Business Day after such Bring-Down Delivery Date or, in the case such Bring-Down Delivery Date results from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents, Forward Sellers and Forward Purchasers may reasonably request.

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(e) (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Agents, Forward Sellers and Forward Purchasers and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to an Agent or a Forward Seller and Forward Purchaser or the time such Agent or such Forward Seller and Forward Purchaser delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to an Agent or a Forward Seller and Forward Purchaser or the time such Agent or such Forward Seller and Forward Purchaser delivers a Transaction Acceptance to the Company.

(f) The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents, Forward Sellers or Forward Purchasers or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date or Forward Hedge Selling Period and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of KPMG LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agents, Forward Sellers and Forward Purchasers and (ii) at each Bring-Down Delivery Date (otherwise in the circumstances contemplated by the last sentence of Section 6(b)) and otherwise as an Agent, Forward Seller or Forward Purchaser may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of KPMG LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents, Forward Sellers and Forward Purchasers and their counsel.

(g) The Company shall disclose, in its quarterly reports on Form 10-Q and in its Annual Report on Form 10-K and, if reasonably requested by the Agents or the Forward Sellers, in supplements to the Prospectus to be filed by the Company with the Commission from time to time, the number of the Shares sold through the Agents and the Forward Sellers under this Agreement and any Terms Agreement, and the gross and net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to Agency Transactions or Principal Transactions during the relevant quarter and the initial forward price with respect to the Shares subject to Forward(s) executed during the relevant quarter, or, in the case of any such prospectus supplement, such shorter period as an Agent or Forward Seller may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

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All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agents, Forward Sellers and Forward Purchasers. The Agents, Forward Sellers and Forward Purchasers will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7. Conditions of the Agents’, Forward Sellers’ and Forward Purchasers’ Obligation. Each Agent’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement, and each Forward Seller’s and Forward Purchaser’s obligations to borrow and sell Shares pursuant to a Transaction Proposal (as modified by the applicable Transaction Acceptance, if any) relating to a Forward, shall be subject to the satisfaction of the following conditions:

(a) At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and each day of a Forward Hedge Selling Period and at the relevant Time of Sale and Agency Settlement Date or Forward Hedge Settlement Date, as the case may be, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i)

The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)

The Company shall have performed and observed its covenants and other obligations hereunder, under the applicable Forward Confirmation and/or under the applicable Terms Agreement, as the case may be, in all material respects.

(iii)

In the case of an Agency Transaction or a Forward, from the Time of Acceptance until the Agency Settlement Date or the last Forward Hedge Settlement Date of the relevant Forward Hedge Selling Period, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

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(iv)

From the date of this Agreement, no event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the applicable Agent, Forward Seller or Forward Purchaser makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, the applicable Terms Agreement, if any, any Permitted Free Writing Prospectus and the Prospectus.

(v)

Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)

The Shares to be issued pursuant to the Transaction Acceptance, upon settlement of the relevant Forward (assuming “Physical Settlement” within the meaning of the relevant Forward Confirmation applies) or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)

(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

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(viii)

(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of such Agent, Forward Seller and/or Forward Purchaser; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time an Agent or Forward Seller and Forward Purchaser delivers a Transaction Acceptance to the Company or the Company and an Agent execute a Terms Agreement, as the case may be.

(ix)

No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which an Agent, Forward Seller or Forward Purchaser shall have reasonably objected in writing.

(b) Within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents, Forward Sellers and Forward Purchasers shall have received (i) the officers’ certificates, opinions and negative assurance letters of counsel and a “comfort” letter and other documents provided for under Sections 6(b) through (d), inclusive; and (ii) the written opinion and, if not included in such opinion, negative assurance letter of Davis Polk & Wardwell LLP, counsel to the Agents, Forward Sellers and Forward Purchasers, each dated as of such Bring-Down Delivery Date or Principal Settlement Date, as applicable, of the same tenor as the opinion and letter referred to in Section 5(b) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinion and letter referred to in this clause (ii), a letter substantially to the effect that the Agents, Forward Sellers and Forward Purchasers may rely on the opinion and letter of such counsel referred to in Section 5(b) furnished to the Agents, Forward Sellers and Forward Purchasers, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance). For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that an Agent’s, Forward Seller’s or Forward Purchaser’s obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by such Agent, Forward Seller or Forward Purchaser be suspended during the period from and including a Bring-Down Delivery Date through and including the time that such Agent, Forward Seller or Forward Purchaser shall have received the documents described in the preceding sentence.

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8. Termination.

(a) (i)

The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents, Forward Sellers and Forward Purchasers. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Agents, Forward Sellers and Forward Purchasers, and in respect of any related Forward Confirmation, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3 (but only as to any representations and warranties made thereunder prior to such termination or, with respect to any pending sale referred to in clause (A), on or before the related Settlement Date), 4 (but only as to any covenants thereunder whose performance would be required prior to such termination or, with respect to any pending sale referred to in clause (A), on or before the related Settlement Date, provided, that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)

In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the applicable Agent.

(b) (i)

Each Agent, Forward Seller and Forward Purchaser may terminate this Agreement in its sole discretion, with respect to itself, at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3 (but only as to any representations and warranties made thereunder prior to such termination), 4 (but only as to any covenants thereunder whose performance would be required prior to such termination, provided, that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect with respect to such Agent, Forward Seller and/or Forward Purchaser notwithstanding such termination.

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(ii)

In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company or any of its subsidiaries shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in the applicable Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If the applicable Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c) This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Amount of Shares has been sold in accordance with the terms of this Agreement and any Terms Agreements and (C) the third anniversary of the date of this Agreement, in each case except that the provisions of Section 3 (but only as to any representations and warranties made thereunder during the Term), 4 (but only as to any covenants thereunder whose performance would be required during the Term, provided, that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in the related notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, Forward Sellers and Forward Purchasers or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or 8(b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

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9. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Agent, Forward Seller and Forward Purchaser, their respective affiliates, directors, and officers and each person, if any, who controls an Agent, Forward Seller or Forward Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any “road show” as defined in Rule 433(h) under the Act (a “road show”), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Agent, Forward Seller or Forward Purchaser furnished to the Company in writing by such Agent, Forward Seller or Forward Purchaser expressly for use therein, it being understood and agreed that the only such information furnished by the Agents, Forward Sellers and Forward Purchasers consists of the information described as such in subsection (b) below.

(b) Each Agent, Forward Seller and Forward Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Agent, Forward Seller or Forward Purchaser furnished to the Company in writing by such Agent, Forward Seller or Forward Purchaser expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any road show, it being understood and agreed upon that such information shall consist solely of the following: the names of the Agents appearing on the front and back cover pages of the Prospectus Supplement and the information appearing in the third paragraph under the caption “Plan of Distribution—Other Relationships” in the Prospectus Supplement.

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(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents, Forward Sellers and Forward Purchasers, and their respective affiliates, directors, officers and control persons, if any, or (B) the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents, Forward Sellers and Forward Purchasers and their respective affiliates, directors, officers and control persons, if any, shall be designated in writing by J.P. Morgan Securities LLC, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request or disputed in good faith the Indemnified Party’s entitlement to such reimbursement prior to the date of such settlement prior to the date of such settlement.

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(d) If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Agents, Forward Sellers and Forward Purchasers from the offering of the Shares pursuant to the relevant Agency Transaction, Principal Transaction or Forward (as applicable) made pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Agents, Forward Sellers and Forward Purchasers in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the relevant Agent, Forward Seller and Forward Purchaser shall be deemed to be (i) in the case of the Company, the net proceeds (before deducting expenses) received by the Company from the sale of the Shares pursuant to such Agency Transaction, Principal Transaction or, in the case of a Forward, an amount equal to the number of Forward Hedge Shares for each Forward under this Agreement multiplied by the Forward Hedge Price for such Forward, (ii) in the case of an Agent, the total discounts and commissions received by such Agent in connection with its sale of Shares under the applicable Agency Transaction or Principal Transaction, (iii) in the case of a Forward Seller, the number of Forward Hedge Shares sold by such Forward Seller under such Forward, multiplied by the Forward Hedge Selling Commission (as defined in Section 17(g)) for such Forward (the “Actual Forward Commission”), and (iv) in the case of a Forward Purchaser, the number of Forward Hedge Shares sold to hedge such Forward Confirmation executed by such Forward Purchaser in connection with this Agreement multiplied by the net Spread (as such term is defined in the related Forward Confirmation for such Forward and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Price for such Forward Hedge Shares (the “Actual Forward Spread”). The relative fault of the Company and the applicable Agent, Forward Seller and Forward Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents, Forward Sellers or Forward Purchasers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Agents, Forward Sellers and Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall (i) an Agent or Forward Seller be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent or Forward Seller with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreements or by which the aggregate Actual Forward Commission of such Forward Seller, as the case may be, exceeds the amount of any damages that the applicable Agent or Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or (ii) a Forward Purchaser be required to contribute any amount in excess of the amount by which the aggregate Actual Forward Spread for all Forward Confirmations entered into pursuant to this Agreement by such Forward Purchaser exceeds the amount of any damages such Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or such omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the Agents, shall be sufficient in all respects if delivered or sent to (a) J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: Special Equities Group, Stephanie Little (email: stephanie.y.little@jpmorgan.com), (b) BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Strategic Equity Solutions Group (email: dg.atm_execution@bofa.com), with a copy to ECM Legal (email: dg.ecm_legal@bofa.com), (c) Deutsche Bank Securities Inc., 1 Columbus Circle, 9th Floor, New York, New York 10019, Attention: Equity Capital Markets—Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 1 Columbus Circle, 19th Floor, New York, New York 10019, Attention: General Counsel and (d) Evercore Group L.L.C., 55 East 52nd Street, 35th Floor, New York, New York 10055, Attention: Equity Capital Markets (email: KW_EVERCORE@evercore.com); if to the Forward Sellers, shall be sufficient in all respects if delivered or sent to ((a) J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: Special Equities Group, Stephanie Little (email: stephanie.y.little@jpmorgan.com), (b) BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department (email: dg.issuer_derivatives_notices@bofa.com), with a copy to ECM Legal (email: dg.ecm_legal@bofa.com) and (c) Deutsche Bank Securities Inc., 1 Columbus Circle, 9th Floor, New York, New York 10019, Attention: Equity Capital Markets—Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 1 Columbus Circle, 19th Floor, New York, New York 10019, Attention: General Counsel; if to the Forward Purchasers, shall be sufficient in all respects if delivered or sent to (a) JPMorgan Chase Bank, National Association, 383 Madison Avenue, New York, New York 10179, Attention: EDG Marketing Support (email: edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com, and facsimile: (866) 886-4056), with a copy to Stephanie Little (email: stephanie.y.little@jpmorgan.com), (b) Bank of America, N.A., One Bryant Park, 8th Floor, New York, New York 10036, Attention: Rohan Handa (email: rohan.handa@bofa.com), with a copy to Bank of America, N.A., c/o BofA Securities, Inc., One Bryant Park, 8th Floor, New York, New York 10036, Attention: Robert Stewart (email: rstewart4@bofa.com), with a copy to dg.issuer_derivatives_notices@bofa.com and (c) Deutsche Bank AG, London Branch c/o Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, Attention: Joachim Sciard (email: joachim.sciard@db.com) and Attention: Samir Abu-Khadra (email: joachim.sciard@db.com), with a copy to (email: equity-linked.notifications@list.db.com); and, if to the Company, shall be sufficient in all respects if delivered or sent to it at Kennedy-Wilson Holdings, Inc., 151 S. El Camino Drive, Beverly Hills, California 90212, to the attention of Matthew Windisch (email: mwindisch@kennedywilson.com).

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Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the Agents or Forward Sellers and Forward Purchasers, as the case may be, by telephone or email to (a) Stephanie Little (telephone number 312-732-3229; email stephanie.y.little@jpmorgan.com), Ara Movsesian (telephone number 732-476-1105; email ara.movsesian@jpmorgan.com) and Jemil Salih (telephone number 212-622-2723; email jemil.d.salih@jpmorgan.com), (b) Bank of America, N.A. (telephone number 646-855-6770; email: dg.issuer_derivatives_notices@bofa.com), (c) Deutsche Bank AG, London Branch Attention: Joachim Sciard (telephone number (212) 250-7099; email joachim.sciard@db.com) and Samir Abu-Khadra (telephone number (212) 250-5792; email samir.abu-khadra@db.com), with a copy to (email: equity-linked.notifications@list.db.com) and (d) Evercore Group L.L.C. (email: KW_EVERCORE@evercore.com); and Transaction Acceptances shall be delivered by the Agents or Forward Sellers and Forward Purchasers, as the case may be, to the Company by email to Matthew Windisch (email: mwindisch@kennedywilson.com) and In Ku Lee (email: ilee@kennedywilson.com).

11. No Fiduciary Relationship. The Company acknowledges and agrees that each Agent, Forward Seller and Forward Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Agent, Forward Seller or Forward Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent, Forward Seller or Forward Purchaser shall have responsibility or liability to the Company with respect thereto. Any review by the Agents, Forward Sellers or Forward Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents, Forward Sellers and Forward Purchasers and shall not be on behalf of the Company.

12. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

13. Miscellaneous.

(a) Governing Law. This Agreement, any Terms Agreement and any claim, controversy or dispute arising under or relating to this Agreement or any Terms Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

(b) Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

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(c) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement and any Terms Agreement.

14. Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Shares from or through the Agents shall be deemed to be a successor merely by reason of purchase.

15. Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

16. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Agents, Forward Sellers and Forward Purchasers contained in this Agreement or any Terms Agreement or made by or on behalf of the Company or the Agents, Forward Sellers or Forward Purchasers pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company or the Agents, Forward Sellers or Forward Purchasers.

17. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act. In addition, the following terms shall have the meanings indicated.

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(a)	“Aggregate Forward Hedge Price” means, with respect to a period, the product of (x) the number of Forward Hedge Shares sold during such period and (y) the Forward Hedge Price during such period.

(b)

“Forward” means the issuer share forward sale transaction resulting from each Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable) specifying that it relates to a “Forward” and requiring the relevant Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, as specified in such Transaction Proposal and subject to the terms and conditions of this Agreement and the applicable Forward Confirmation, Forward Hedge Shares.

(c)

“Forward Confirmation” means, for each Forward, the form of letter agreement evidencing the Forward between the Company and the relevant Forward Purchaser, which shall be comprised of the relevant confirmation and the related “Pricing Supplement” (as defined in the Forward Confirmation) for such Forward substantially in the form attached hereto as Exhibit C.

(d)

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Transaction Proposal for such Forward (as amended by the corresponding Transaction Acceptance, if applicable), which amount shall be the target aggregate Gross Sales Price of the Forward Hedge Shares to be sold by the Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement and the relevant Forward Confirmation.

(e)

“Forward Hedge Number” means the maximum number of Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward, as specified in the Transaction Proposal for such Forward (as amended by the corresponding Transaction Acceptance, if applicable), subject to the terms and conditions of this Agreement.

(f)

“Forward Hedge Price” means, for any Forward and notwithstanding anything to the contrary in the applicable Forward Confirmation, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Confirmation and (y) the Volume-Weighted Hedge Price.

(g)	“Forward Hedge Selling Commission” means, for any Forward, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Confirmation and (y) the Volume-Weighted Hedge Price.

(h)

“Forward Hedge Selling Commission Rate” means, for any Forward Confirmation, a rate of any commission, discount or other compensation to be paid by the Company to the Forward Seller in connection with the sale of the Forward Hedge Shares, which shall be a rate mutually agreed between the Company and a Forward Seller, not to exceed 2%, and recorded in the applicable Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable).

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(i)

“Forward Hedge Selling Period” means, subject to Section 2(a) hereof, the period beginning on the “Trade Date” (within the meaning of the applicable Forward Confirmation) and ending on the “Hedge Completion Date” (within the meaning of the applicable Forward Confirmation). Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 8 hereof and as set forth in Section 2(a) hereof.

(j)

“Forward Hedge Settlement Date” means, for any Forward and related sale of Forward Hedge Shares, unless specified in the applicable Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable), the second (2nd) Exchange Business Day (as defined below) (or such earlier day as is industry practice for regular-way trading) following the date on which such sale of Forward Hedge Shares is made.

(k)

“Forward Hedge Shares” means all Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by its affiliated Forward Seller or its affiliate in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

(l)	“Forward Settlement Shares” means any shares of Common Stock to be sold pursuant to any Forward Confirmation.

(m)

“Volume-Weighted Hedge Price” means the volume weighted average price at which the relevant Forward Hedge Shares are sold through a Forward Seller in a commercially reasonable manner that reflects prevailing market prices (and, for the avoidance of doubt, excluding any commissions) during the relevant Forward Hedge Selling Period.

18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Agent, Forward Seller or Forward Purchaser of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement or any Terms Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of the United States or a state of the United States.

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As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents, Forward Sellers and Forward Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents, Forward Sellers and Forward Purchasers to properly identify their respective clients.

20. Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

21. Headings. The headings herein and in any Terms Agreement are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement or any Terms Agreement.

[Signature Page Follows]

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If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and each Agent.

Very truly yours,

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ Matt Windisch
Name:	Matt Windisch
Title:	Executive Vice President

Accepted and agreed to as of the date first above written:

J.P. MORGAN SECURITIES LLC, as Agent and Forward Seller

By:	/s/ Stephanie Little
Name:	Stephanie Little
Title:	Executive Director

BOFA SECURITIES, INC., as Agent and Forward Seller

By:	/s/ Jeffery Horowitz
Name:	Jeffery Horowitz
Title:	Managing Director

DEUTSCHE BANK SECURITIES INC., as Agent and Forward Seller

By:	/s/ Diana Nott
Name:	Diana Nott
Title:	Managing Director

By:	/s/ Joachim Sciard
Name:	Joachim Sciard
Title:	Managing Director

EVERCORE GROUP L.L.C., as Agent

By:	/s/ Jay Chandler
Name:	Jay Chandler
Title:	Senior Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Forward Purchaser

By:	/s/ Stephanie Little
Name:	Stephanie Little
Title:	Executive Director

BANK OF AMERICA, N.A., as Forward Purchaser

By:	/s/ Rohan Handa
Name:	Rohan Handa
Title:	Managing Director

DEUTSCHE BANK AG, LONDON BRANCH, as Forward Purchaser

By:	/s/ Diana Nott
Name:	Diana Nott
Title:	Managing Director

By:	/s/ Joachim Sciard
Name:	Joachim Sciard
Title:	Managing Director

Schedule A

Authorized Company Representatives

William J. McMorrow

Mary Ricks

Matt Windisch

Justin Enbody

In Ku Lee

S-1

Exhibit A

Kennedy-Wilson Holdings, Inc. Common Stock

TERMS AGREEMENT

[•], 20[•]

Dear Sirs:

Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated May 6, 2022 (the “Distribution Agreement”) among the Company, J.P. Morgan Securities LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Evercore Group L.L.C., to issue and sell to [•] (the “Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in their entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement that are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

KENNEDY-WILSON HOLDINGS, INC.

By:
Name:
Title:

Accepted and agreed as of the date first above written:

[•]

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.0001 per share

Number of Shares of Purchased Securities:

[•] shares

Initial Price to Public:

$[•] per share

Purchase Price Payable by the Agent:

$[•] per share

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same-day funds.

Method of Delivery:

To the Agent’s account, or the account of the Agent’s designee, at DTC via DWAC in return for payment of the purchase price.

Settlement Date:

[•], 20[•]

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the officers’ certificate referred to in Section 5(a)(i);

(2) the opinion(s) and negative assurance letter of the Company’s outside counsel referred to in Section 5(a)(ii);

(3) the “comfort” letter referred to in Section 5(a)(iii);

(4) the CFO’s Certificate referred to in Section 5(a)(iv);

(5) the opinion and negative assurance letter referred to in Section 5(b); and

(6) such other documents as the Agent shall reasonably request.

[Lockup:]

[•]

Time of sale: [•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:

•	The number of shares of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]

Exhibit B

OFFICERS’ CERTIFICATE

Dated [•], 20[•]

We, Justin Enbody, Chief Financial Officer, and William J. McMorrow, Chief Executive Officer, of Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), do hereby certify, on behalf of the Company and not in our respective personal capacities, pursuant to the Distribution Agreement dated May 6, 2022 among the Company, J.P. Morgan Securities LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Evercore Group L.L.C. as agent, and each (except in the case of Evercore Group L.L.C.) in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares, and JPMorgan Chase Bank, National Association, Bank of America, N.A. and Deutsche Bank AG, London Branch, each as forward purchaser (the “Agreement”), as follows:

1. The representations and warranties of the Company in the Agreement are true and correct on and as of the date hereof as though made on and as of this date;

2. The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement on or prior to the date hereof;

3. The Company’s Registration Statement (File No. 333-264756) and any post-effective amendments thereto have become effective under the Act; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the undersigned, threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; and all requests for additional information on the part of the Commission have been complied with; and

4. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (i) there has been no Material Adverse Effect, (ii) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business and (iii) there has been no change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options issued under, the grant of options and awards under, equity incentive plans described in the Registration Statement and the Prospectus, the offer of Shares pursuant to this Agreement and the repurchase of any shares of Common Stock pursuant to repurchase plans described in the Registration Statement) or short-term debt or long-term debt (except for borrowings and the repayment of borrowings in the ordinary course of business) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice and except for regular dividends on the Company’s 5.75% Series A Cumulative Perpetual Convertible Preferred Stock and 4.75% Series B Cumulative Perpetual Preferred Stock).

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

[Signature Page Follows]

Name:	Justin Enbody
Title:	Chief Financial Officer

Name:	William J. McMorrow
Title:	Chief Executive Officer

Exhibit C

FORM OF FORWARD CONFIRMATION

Date: [*], 20[*]

To:	Kennedy-Wilson Holdings, Inc.

151 S. El Camino Drive

Beverly Hills, CA 90212

Attention: [*]

From: [DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between [DEALER NAME] ([“[DEALER NAME]” or] “Dealer”) and Kennedy-Wilson Holdings, Inc. (the “Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement, as supplemented by the pricing supplement delivered hereunder, constitutes a “Confirmation” as referred to in the ISDA 2002 Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1. This Confirmation and the pricing supplement delivered hereunder evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Dealer and Counterparty (each, an “Additional Confirmation”), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but (i) with the elections set forth in this Confirmation and (ii) with the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Dealer as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement, (b) the “Threshold Amount” with respect to Dealer were three percent of the [shareholders’] [members’] equity of [Dealer][Dealer’s ultimate parent (“Dealer Parent”)], (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.” and (d) the term

“Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business). In the event of any inconsistency between provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that, other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”), no Transaction shall be governed by the Agreement. For purposes of the Equity Definitions, this Transaction is a Share Forward Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[*], 20[*]

Effective Date:	The first day occurring on or after the Trade Date on which Shares sold through [AGENT NAME], acting as forward seller for Dealer (in such capacity, the “Agent”), pursuant to the Distribution Agreement dated [*], 2022, as may be amended from time to time, among Counterparty, Dealer, the Agent and the other parties thereto (the “Distribution Agreement”), have settled.

Seller:	Counterparty

Buyer:	Dealer

Shares:	The common stock of Counterparty, par value USD 0.0001 per share (Ticker Symbol: “KW”)

Number of Shares:	As specified in the Pricing Supplement, to be the number of Shares equal to the number of “Forward Hedge Shares” that the relevant “Forward Seller” has sold during the relevant “Forward Hedge Selling Period” (each as defined in the Distribution Agreement), not to exceed the “Forward Hedge Number” specified in the related transaction proposal substantially in the form attached to the Distribution Agreement as Exhibit D (the “Transaction Proposal”) delivered by Counterparty to Dealer in respect of the Transaction; provided, however, that in the event that Dealer, in its commercially reasonable judgment, determines that it is unable (via the Agent) through commercially reasonable efforts to establish a commercially reasonable hedge position in such number of Shares in accordance with the Transaction Proposal in light of market liquidity conditions and/or the provisions of Section [1] of the Distribution Agreement, the Number of Shares shall equal the aggregate number of Shares actually sold through the Agent acting as forward seller for Dealer (in connection with the establishment of a commercially reasonable hedge position) pursuant to the Distribution Agreement (including Section [1(g)] thereof) during the period from and including the Trade Date through and including the Hedge Completion Date; provided further, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Hedge Completion Date:	The earliest of (i) the date specified as the Hedge Completion Date in the relevant Transaction Proposal, (ii) any Settlement Date and (iii) the date on which the Agent, as forward seller, shall have completed the sale of the “Forward Hedge Amount” (as defined in the Distribution Agreement) as set forth in the related Pricing Supplement (as defined below). Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex A hereto specifying the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”), and the Initial Forward Price, all determined in accordance with the terms hereof.

Initial Forward Price:	[*]% of the volume weighted average price at which the Shares are sold through the Agent acting as forward seller for Dealer pursuant to the Distribution Agreement (assuming that the Agent sold such Shares in a commercially reasonable manner that reflects prevailing market prices and, for the avoidance of doubt, excluding any commissions) during the period from and including the Trade Date through and including the Hedge Completion Date, adjusted by the Calculation Agent in a commercially reasonable manner to (i) reflect on each day during such period the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of the immediately preceding calendar date and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring during such period on or before the Hedge Completion Date.

Forward Price:	(a) On the Hedge Completion Date, the Initial Forward Price; and

(b)   on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Daily Rate:	For any day, (i)(A) Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate,” as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[*]%

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	As set forth on Schedule I

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines, in its commercially reasonable judgment, is material”.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, based on the advice of counsel, determines makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction and have been adopted in good faith by Dealer for Dealer to refrain from or decrease any market activity in connection with the Transaction.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a)   designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements, if applicable, and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) [*] Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall fully unwind its commercially reasonable hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

(b) designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero, and provided, further, that, following the occurrence of at least five consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole. Section 6.6 of the Equity Definitions shall not apply to the Transaction.

Final Date:	[DATE] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day)

Settlement Shares:

(a)   With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of [*]and the Number of Shares at that time, in each case with the Number of Shares determined taking into account pending Settlement Shares; and

(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;

in each case with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its commercially reasonable hedge by the end of the Unwind Period (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmation)) (A) in a manner that, in the reasonable discretion of Dealer, based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (B) in its commercially reasonable judgment, due to the occurrence of five or more Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below), (iv) if the trading price per Share on the Exchange is less than 50% of the Initial Forward Price or (v) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided, further, that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least two Scheduled Trading Days prior to the applicable Settlement Date specifying the number of the affected Settlement Shares.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, containing (x) the provisions set forth in clause (i) under the heading “Additional Representations and Agreements of Counterparty” in Paragraph 7(e) below and (y) a representation from Counterparty that neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of the Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of the Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Issuer, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (Y) where the terms of the Transaction would cause Counterparty under any circumstances to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”), other than any such applications for Restricted Financial Assistance with respect to which (x) Counterparty has determined based on the advice of outside counsel of national standing that the terms of the Transaction would not cause Counterparty or its subsidiary, as applicable, to fail to satisfy any condition for application for or receipt or retention of such Restricted Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) Counterparty has delivered to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects).

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, if Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:	Notwithstanding Section 8.4(a) of the Equity Definitions, on any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, an amount determined by the Calculation Agent equal to:

(a)   (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus a commercially reasonable commission related to Dealer’s purchase of Shares in connection with the unwind of its commercially reasonable hedge position, to repurchase each Settlement Share, not to exceed USD 0.02, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part) assuming Dealer has a commercially reasonable hedge position and is purchasing Shares in a commercially reasonable manner at prices that reflect prevailing market prices for the Shares, taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

(b)   the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge (assuming Dealer has a commercially reasonable hedge position and unwinds its hedge position in a commercially reasonable manner), including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Share Cap:	Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) 1.5 times the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clauses (ii)(C), (ii)(D), (iii) and (v) thereof. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

Additional Adjustment:	If, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any 10 consecutive Scheduled Trading Day period, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to this Transaction exceeds a weighted average rate equal to [*] basis points per annum (except if such increase in the cost of borrowing is incurred solely due to the deterioration of the creditworthiness of Dealer (or an affiliate of Dealer, as applicable)), the Calculation Agent shall reduce the Forward Price in order to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to [*] basis points per annum during such period. The Calculation Agent shall notify Counterparty prior to or promptly after making any such adjustment to the Forward Price.

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event except any Extraordinary Event that also constitutes a Bankruptcy Termination Event (as defined below) (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change in Law but excluding Failure to Deliver (to the extent applicable hereto)) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f)(iv) below and set forth opposite the caption “Failure to Deliver” above. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%.”

Dividends:	No adjustment shall be made if, on any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of any cash dividend to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause) to but excluding the next subsequent Forward Price Reduction Date differs from, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I.

Non-Reliance:	Applicable

Agreements and Acknowledgments:

Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, obligations, privileges and remedies of Dealer under this Transaction, in whole or in part, to (A) a wholly-owned subsidiary of Dealer [Parent], whose obligations hereunder are fully and unconditionally guaranteed by Dealer [or Dealer Parent], or (B) any other wholly-owned direct or indirect subsidiary of Dealer [Parent] with a long-term issuer rating equal to or better than the credit rating of Dealer at the time of transfer without the consent of Counterparty; provided that, at all times, Dealer or any transferee or assignee or other recipient of rights, title and interest, powers, obligations, privileges and remedies shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, with respect to any payments or deliveries under the Agreement.

3. Calculation Agent:	Dealer whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall promptly (but in any event within five Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

4. Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished

(b) Account for delivery of Shares to Counterparty:	To be furnished

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

5. Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party

The Office of Dealer for the Transaction is: [ • ]

6. Notices: For purposes of this Confirmation:

(a) Address for notices or communications to Counterparty:

Kennedy-Wilson Holdings, Inc.

151 S. El Camino Drive

Beverly Hills, CA 90212

Attention: [*]

(b) Address for notices or communications to Dealer:

[INSERT DEALER NAME AND NOTICE INFORMATION]

7. Other Provisions:

(a) Conditions to Effectiveness and Opinion.

(i) Conditions to Effectiveness. This Transaction shall be effective if and only if Shares are sold by the Agent acting as forward seller for Dealer on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Distribution Agreement. If the Distribution Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

(ii) Opinion. Counterparty shall deliver to Dealer an opinion of counsel, dated as of the Trade Date, with respect to the matters set forth in Section 3(a) of the Agreement (subject to customary exceptions, limitations, qualifications and assumptions reasonably acceptable to Dealer). Delivery of such opinion to Dealer shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Dealer under Section 2(a)(i) of the Agreement.

(b) Distribution Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Distribution Agreement as if such covenants were made in favor of Dealer.

(c) Interpretive Letter. Counterparty agrees and acknowledges that this Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission (the “Commission”) to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for this Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d) Agreements and Acknowledgments Regarding Shares.

(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii) Counterparty agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to this Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with this Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Paragraph 7(h) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.

(iv) Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under this Transaction.

(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of this Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction, taking into account any applicable Securities and Exchange Commission no action letters, as appropriate.

(vi) To the extent Counterparty is required to file a Form SR or any other share repurchase disclosure as contemplated in rules proposed by the Commission on December 15, 2021 (or any similar rules promulgated by the Commission after the date hereof), Counterparty will comply with such requirements as applicable thereto and Dealer shall cooperate with the Company, to the extent reasonably necessary, in connection therewith.

(e) Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:

(i) Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to this Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (C) Counterparty is not entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act. In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the reasonable determination of Dealer, based on advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

(ii) Counterparty acknowledges that (i) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Confirmation and (ii) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act. Counterparty hereby agrees with Dealer that during any Unwind Period Counterparty shall not, directly or indirectly, communicate any material non-public information relating to Counterparty or the Shares to any employee of Dealer, other than [“private side” individuals at Dealer’s [insert group name], including [insert names]], or any other people communicated by Dealer to Counterparty.

(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv) During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to Rule 10b-18(b)(4) during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v) Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Counterparty reasonably believes to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction.

(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of this Transaction or its performance of the terms hereof.

(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x) Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi) To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act; provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates solely as a result of their being a financial institution or broker-dealer.

(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

(xiii) Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (iii) is entering into this Transaction for a bona fide business purpose.

(xiv) Counterparty will, by the next succeeding Scheduled Trading Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(xv) Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(f) Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or an affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under this Transaction that is greater than a rate equal to [*] basis points per annum (each, a “Stock Borrow Event”);

(ii) Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii) ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Paragraph 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(iv) Other ISDA Events. An Announcement Date occurs in respect of any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or the occurrence of any Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided, further, that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

(g) Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge (assuming that Dealer has a commercially reasonable hedge and unwinds its hedge in a commercially reasonable manner) and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event. If Dealer designates a Termination Settlement Date as a result of an Acceleration Event caused by an excess dividend of the type described in Paragraph 7(f)(ii), no adjustments(s) shall be made to the terms of this contract to account for the amount of such excess dividend.

(h) Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

(ii) If Counterparty delivers any Restricted Shares in respect of this Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of the Transaction.

(j) Waiver of Trial by Jury. COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVE (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k) Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(l) Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m) Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer (the “Bankruptcy Termination Event”), this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that this Transaction is a contract for the issuance of Shares by the Issuer.

(n) Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o) Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

(p) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than [*] %. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for this Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

(q) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder (including all persons who may form a “group” within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (collectively, the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder) in excess of 7.5% of the then outstanding Shares (the “Threshold Number of Shares”) or (iii) the Dealer Group would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of [*]1 Shares (the “Exchange Limit”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares or (iii) the Dealer Group would directly or indirectly so beneficially own in excess of the Exchange Limit. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares and (iii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Exchange Limit.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

(r) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

[1]	NTD: To be 4.9% of total Shares outstanding on the Trade Date.

(s) Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction.

(t) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, except that set-off solely with respect to amounts payable under this Transaction and any and all Additional Transactions governed by the Agreement shall be permissible.

(u) Tax Matters.

(i) Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(ii) Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:

(1) Dealer makes the following representations:

a.	[Insert Payee Tax Representations for relevant Dealer]

(2) Counterparty makes the following representations:

a.	It is a “U.S. person” (as that term is used in United States Treasury Regulations Section 1.1441-4(a)(3)(ii)) for U.S. federal income tax purposes.

b.	It is a corporation organized under the laws of the State of Delaware, and is an exempt recipient under United States Treasury Regulation Section 1.6049-4(c)(1)(ii)(J).

(iii) Withholding Tax imposed on payments to non-U.S. counterparties under the United States Foreign Account Tax Compliance Provisions of the HIRE Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any FATCA Withholding Tax. For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“FATCA Withholding Tax” means any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

(iv) Section 871(m). To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to this Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(v) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, completed accurately and in a manner reasonably acceptable to Dealer and, in particular, with the “corporation” box checked on line 3 thereof (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become inaccurate or incorrect. Additionally, Counterparty shall, promptly upon reasonable request by Dealer, provide, such other tax forms and documents, accurately completed and in a manner reasonably acceptable to Dealer, that may be required or reasonably requested to allow Dealer to make a payment under this Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any Tax or with such deduction at a reduced rate.

For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Dealer shall provide to Counterparty a valid and duly executed [U.S. Internal Revenue Service Form [insert Dealer’s tax form(s)], or any successor thereto, completed accurately and in a manner reasonably acceptable to Counterparty and, in particular, with the “corporation” box checked on line 3 or 4 thereof], (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become inaccurate or incorrect. Additionally, Dealer shall, promptly upon reasonable request by Counterparty, provide such other tax forms and documents, accurately completed and in a manner reasonably acceptable to Counterparty, that may be required or reasonably requested to allow Counterparty to make a payment under this Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any Tax or with such deduction at a reduced rate.

(v) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

(w) Other Forwards / Dealers. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more other dealers and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its commercially reasonable hedge in a commercially reasonable manner in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

(x) Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Confirmation.

(y) Counterparts.

(i) Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Confirmation or the Agreement.

(ii) Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Confirmation by e-mail.

[(z) U.S. Stay Regulations. To the extent that the QFC Stay Rules are applicable hereto, then the parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]

[Insert additional Dealer boilerplate, if any.]

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

[DEALER NAME]

By:
Name: [*]
Title: [*]

[Signature Page to Forward Confirmation]

Confirmed as of the date first above written:

KENNEDY-WILSON HOLDINGS, INC.

By:
Name: [*]
Title: [*]

[Signature Page to Forward Confirmation]

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]

Schedule I – 1

ANNEX A

PRICING SUPPLEMENT

[DEALER NAME AND ADDRESS]

Kennedy-Wilson Holdings, Inc.

151 S. El Camino Drive

Beverly Hills, CA 90212

Attention: [ ⚫ ]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Confirmation for Forward Transaction dated as of [                 ], 20[ ] (the “Confirmation”) between Kennedy-Wilson Holdings, Inc. (“Counterparty”) and [DEALER NAME] (“Dealer”).

For all purposes under the Confirmation,

(a) the Hedge Completion Date is [                 ];

(b) the Number of Shares shall be [                 ], subject to further adjustment in accordance with the terms of the Confirmation; and

(c) the Initial Forward Price shall be USD [                 ].

Very truly yours,
[DEALER NAME]

By:
Name: [*]
Title: [*]

Annex A – 1

Confirmed as of the date first above written:

KENNEDY-WILSON HOLDINGS, INC.

By:
Name: [*]
Title: [*]

Annex A – 2

Exhibit D

FORM OF FORWARD CONFIRMATION TRANSACTION PROPOSAL

Date: [_____], 20[__]

To:    [Forward Seller], as Forward Seller (the “Forward Seller”)

 [Insert Address]

 [Forward Purchaser], as Forward Purchaser (the “Forward Purchaser”)

 [Insert Address]

From:Kennedy-Wilson Holdings, Inc. (the “Company”)

VIA ELECTRONIC MAIL

Ladies and Gentlemen:

Reference is made to the Distribution Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Distribution Agreement”), dated [_____], 2022, by and among the Company, the Forward Seller, the Forward Purchaser, the Agents party thereto, the other Forward Sellers (as defined therein) party thereto and the other Forward Purchasers (as defined therein) party thereto. Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Distribution Agreement, unless otherwise defined or noted herein. This Transaction Proposal relates to a “Forward.” The Company confirms that all conditions to the delivery of this Transaction Proposal are satisfied as of the date hereof.

[The Company confirms that it has not declared and will not declare any dividend, and has not caused and will not cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, but excluding, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period.]1

Pursuant to Section 2(a) of the Distribution Agreement, the Company hereby requests to enter into a Forward on the terms set forth below:

Forward Hedge Amount:	$[_____]

Forward Hedge Number:	[_____] shares

Minimum Price:	$[_____] per share

[1]	To be modified as needed.

D-1	Transaction Proposal

First Date of Forward Hedge Selling Period:	[_____], 20[__]

Hedge Completion Date:	[_____], 20[__]

Term:	[Months/Years]

Spread:	[___]%

Forward Hedge Selling Commission Rate:	[___]%

Minimum Notice for Settlement Date (Cash Settlement or Net Share Settlement):	[____] scheduled trading days

Minimum Settlement Shares:	[____] shares

Additional Adjustment Borrow Rate:	[_____] basis points

Stock Borrow Event Maximum Borrow Rate:	[_____] basis points

Counterparty Share Repurchase Threshold:	[___]%

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0
[__]	USD [__]
[__]	USD [__]
[__]	USD [__]
[__]	USD [__]
[__]	USD [__]
[__]	USD [__]

Comments:

[None.]

[Signature page follows.]

D-2	Transaction Proposal

Very truly yours,

KENNEDY-WILSON HOLDINGS, INC.

By:
Name:
Title:

ACCEPTED as of the date first written above
[___], as Forward Seller

By:
Name:
Title:

[___], as Forward Purchaser

By:
Name:
Title:

[Note: The Forward Seller’s and Forward Purchaser’s Acceptance may also be evidenced by a separate written acceptance referencing this Transaction Proposal and delivered in accordance with the Distribution Agreement]

D-3	Transaction Proposal